UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2021

KLX ENERGY SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056
(Address of Principal Executive Offices)

(832) 844-1015

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, the board of directors (the “Board”) of KLX Energy Services Holdings, Inc. (the “Company”) determined to reduce the size of the Board from nine to seven members, effective as of the date of the Company’s 2021 annual meeting of stockholders, to be held on June 8, 2021 (the “Annual Meeting”).

In connection with the Board’s determination to reduce the size of the Board, Stephen M. Ward, Jr. submitted a letter of resignation from his position as a Class II director of the Company, effective as of the date of the Annual Meeting. There were no disagreements between Mr. Ward and the Company or Board on any matter relating to the Company’s operations, policies or practices or any other matter.

Additionally, for the same reason stated above, Dalton Boutté, Jr. is not standing for election as a Class III director of the Company at the Annual Meeting. There were no disagreements between Mr. Boutté and the Company or Board on any matter relating to the Company’s operations, policies or practices or any other matter.

Effective as of the Annual Meeting, the Board will reduce the size of the Board from nine to seven directors. Therefore, effective as of the Annual Meeting, the composition of the Board is expected to be as follows:

Gunnar Eliassen	Class I Director
John T. Collins	Class II Director
Richard G. Hamermesh	Class I Director
Thomas P. McCaffrey	Class III Director*
Corbin J. Robertson, Jr.	Class III Director*
Dag Skindlo	Class II Director
John T. Whates, Esq.	Class I Director

*	Subject to re-election at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX ENERGY SERVICES HOLDINGS, INC.

May 7, 2021	By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	President and Chief Executive Officer

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